UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WABCO Holdings Inc.

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 05/28/08.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice and Proxy Statement and 2007 Annual Report

To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 05/14/08.

To request material:	Internet: www.proxyvote.com	Telephone: 1-800-579-1639	**Email: sendmaterial@proxyvote.com

**If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

WABCO HOLDINGS INC.
Vote In Person
WABCO HOLDINGS INC. ONE CENTENNIAL AVENUE P.O. BOX 6820 PISCATAWAY, NJ 08855-6820

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

Meeting Location

The Annual Meeting for holders as of 04/08/08

is to be held on 05/28/08 at 10:00 A.M. Local Time

at:	The New York Offices of McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10173

Directions to McDermott Will & Emery can be found at:

www.proxyvote.com.

Dear Shareholder,

As a result of a change in the SEC’s proxy rules, we are providing you with this notice, informing you of the date and location of our 2008 Annual Meeting of Shareholders and how you can view our Proxy Statement and 2007 Annual Report and cast your votes for the meeting. We believe that this cost-effective solution benefits not only WABCO and its shareholders, but also the environment.

Electronic Delivery of Future Shareholder Communications: If you would like to further reduce the costs incurred by WABCO, in mailing proxy materials, you can consent to receiving all proxy statements and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, have this notice available when you access the web site: www.proxyvote.com, then follow the instructions to vote, and when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

Voting items
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.

1.	ELECTION OF DIRECTORS

Nominees:

01)	G. Peter D’Aloia
02)	Juergen W. Gromer

2.	Ratify the selection of Ernst & Young Bedrijfsrevisoren BCVBA/Reviseurs d’Enterprises SCCRL as the company’s independent registered public accounting firm for the year ending December 31, 2008.

3.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.